UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2018
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Tempur Sealy International, Inc.’s (the "Company") Annual Meeting of Stockholders was held on May 10, 2018.
(b)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth below.

The stockholders elected all of the Company’s nominees for director; ratified the appointment of Ernst and Young LLP as the Company’s independent auditor for the year ending December 31, 2018; and approved, on an advisory basis, the Compensation of the Company's Named Executive Officers. The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
EVELYN S. DILSAVER	45,182,651	2,715,707	114,281	2,563,917
JOHN A. HEIL	44,820,792	2,950,667	241,180	2,563,917
JON L. LUTHER	44,799,169	3,098,987	114,483	2,563,917
RICHARD W. NEU	44,830,237	3,067,213	115,189	2,563,917
ARIK W. RUCHIM	47,770,177	235,270	7,192	2,563,917
SCOTT L. THOMPSON	47,724,383	281,887	6,369	2,563,917
ROBERT B TRUSSELL, JR	47,739,165	158,086	115,388	2,563,917

(2)	Ratification of Independent Auditors:

For	Against	Abstain	Broker Non-Votes
49,645,972	920,271	10,313

(3)	Advisory Vote to Approve the Compensation of Named Executive Officers as described in the Company’s 2018 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
31,697,465	16,301,828	13,346	2,563,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 15, 2018

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer